Exhibit 10.22(E)

CONSENT, JOINDER AND FIFTH AMENDMENT TO

LOAN AND SECURITY AGREEMENT

AND THIRD AMENDMENT TO PLEDGE AGREEMENT

THIS CONSENT, JOINDER AND FIFTH AMENDMENT TO LOAN AND SECURITY AGREEMENT AND THIRD AMENDMENT TO PLEDGE AGREEMENT (this “Fifth Amendment”) is made as of this 5th day of August, 2015 by and among REVOLUTION LIGHTING TECHNOLOGIES, INC., a Delaware corporation (“RLT”), LUMIFICIENT CORPORATION, a Minnesota corporation (“Lumificient”), LIGHTING INTEGRATION TECHNOLOGIES, LLC, a Delaware limited liability company (“LIT”), SEESMART TECHNOLOGIES, LLC, a Delaware limited liability company (“Seesmart Tech”), RELUME TECHNOLOGIES, INC., a Delaware corporation (“Relume”), TRI-STATE LED DE, LLC, a Delaware limited liability company (“Tri-State”), VALUE LIGHTING, LLC, a Delaware limited liability company (“Value Lighting”), ALL AROUND LIGHTING, L.L.C., a Texas limited liability company (“All Around”), and ENERGY SOURCE, LLC, a Rhode Island limited liability company (“Energy Source”, and together with RLT, Lumificient, LIT, Seesmart Tech, Relume, Tri-State, Value Lighting, and All Around, singly and collectively, jointly and severally, “Borrowers” and each a “Borrower”), the Guarantors party hereto, and BANK OF AMERICA, N.A., a national banking association (“Lender”).

W I T N E S S E T H:

WHEREAS, the Obligors (other than Energy Source and Revolution Lighting Technologies – Energy Source, Inc., a Delaware corporation and a wholly-owned subsidiary of RLT (“RLT-ES”)) and the Lender are parties to a certain Loan and Security Agreement, dated as of August 20, 2014 (as amended, modified, supplemented or restated and in effect from time to time, collectively, the “Loan Agreement”);

WHEREAS, the Obligors (other than Energy Source and RLT-ES) and the Lender are parties to a certain Pledge Agreement, dated as of August 20, 2014 (as amended, modified, supplemented or restated and in effect from time to time, collectively, the “Pledge Agreement”);

WHEREAS, the Obligors (other than Energy Source and RLT-ES) have advised the Lender that simultaneously with the execution of this Amendment, the Obligors intend to consummate the Energy Source Acquisition (as defined below);

WHEREAS, pursuant to the terms and conditions of the Loan Agreement, the Obligors (other than Energy Source and RLT-ES) must obtain the written approval of the Lender prior to consummating the Energy Source Acquisition; and

WHEREAS, the Lender is willing to so consent to the Energy Source Acquisition; provided that, inter alia, that (i) Energy Source is joined as a Borrower and an Obligor, (ii) RLT-ES is joined as a Guarantor and an Obligor, and (iii) certain terms of the Loan Agreement and the Pledge Agreement are modified as set forth below.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Obligors and the Lender agree as follows:

1. Capitalized Terms. All capitalized terms used herein and not otherwise defined shall have the same meaning herein as in the Loan Agreement.

2. Consent to the Energy Source Acquisition. The Obligors hereby represent and warrant to the Lender that RLT-ES, Energy Source, Michael H. Lemoi, Jr. (“Lemoi”) and Ronald T. Sliney (“Sliney”) are entering into that certain Membership Interest Purchase Agreement dated as of August 5, 2015 (the “Energy Source MIPA”), pursuant to which, inter alia, RLT-ES will acquire all of the membership interests of Energy Source (collectively, the “Energy Source Acquisition”). The Obligors further represent and warrant to the Lender that attached to this Fifth Amendment as Exhibit “A” are true and complete copies of the following documents (collectively, the “Energy Source Material Transaction Documents”): (A) the Energy Source MIPA, (B) (i) that certain Promissory Note, dated as of the Fifth Amendment Effective Date, in the original principal amount of $5,000,000, executed and delivered by RLT-ES, as maker, in favor of Lemoi, as payee, and (ii) that certain Promissory Note, dated as of the Fifth Amendment Effective Date, in the original principal amount of $5,000,000, executed and delivered by RLT-ES, as maker, in favor of Sliney, as payee (i) and (ii) collectively the “Energy Source Note”), (C) that certain Employment Agreement, dated as of the date of the Energy Source MIPA, by and between Lemoi, as employee, and Energy Source, as employer (the “Lemoi Employment Agreement”), (D) that certain Employment Agreement, dated as of the date of the Energy Source MIPA, by and between Sliney, as employee, and Energy Source, as employer (the “Sliney Employment Agreement”), (E) that certain Investor Representation and Lockup Agreement, dated as of the Fifth Amendment Date, by and between Lemoi and RLT, and (F) that certain Investor Representation and Lockup Agreement, dated as of the Fifth Amendment Date, by and between Sliney and RLT. The Lender hereby consents to the Energy Source Acquisition, provided that each of the Conditions Precedent to Effectiveness set forth in Section 10 hereof shall be satisfied, all as determined by the Lender in its sole reasonable discretion.

3. Joinder; Grant of Security Interest. Effective as of the Fifth Amendment Effective Date, Energy Source and RLT-ES each hereby:

(a)	acknowledges that it has received and reviewed copies of the Loan Agreement and the other Loan Documents;

(b)	joins in the execution of, and become parties to, the Loan Agreement and the other Loan Documents as a Borrower and as an Obligor, in the case of Energy Source, and as Guarantor and an Obligor, in the case of RLT-ES, as indicated by its respective signature below;

(c)	agrees to be bound by all representations, warranties, covenants, agreements, liabilities and acknowledgments of a Borrower and as an Obligor, in the case of Energy Source, and as Guarantor and an Obligor, in the case of RLT-ES, under the Loan Agreement and the other Loan Documents, with the same force and effect as if it was a signatory to the Loan Agreement and the other Loan Documents and was expressly named as a Borrower and as an Obligor, in the case of Energy Source, and as Guarantor and an Obligor, in the case of RLT-ES;

(d)	pledges and grants to Lender, on behalf of itself and the other Secured Parties, a continuing security interest in and Lien upon all Collateral, whether now owned or hereafter acquired, and wherever located; provided, that in no event shall the Collateral include more than 65% of the voting stock of any Foreign Subsidiary;

(e)	assumes and agrees to perform all applicable duties and obligations as a Borrower and as an Obligor, in the case of Energy Source, and as a Guarantor and an Obligor, in the case of RLT-ES, under the Loan Agreement and the other Loan Documents, to the extent Energy Source and RLT-ES are respectively parties thereto; and

(f)	irrevocably authorizes the Lender at any time and from time to time to authenticate and file in any relevant jurisdiction to file any financing statement that describes the Collateral as “all assets” or “all personal property”, or words to similar effect, and any amendments or continuations with respect to such financing statements, and ratify any action taken by the Lender before the date hereof to effect or perfect its Lien on any Collateral. Energy Source and RLT-ES each hereby further authorizes the Lender to file filings with the United States Patent and Trademark Office and United States Copyright Office (or any successor office or any similar office in any other country) or other necessary documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the security interest granted by it hereunder in any Intellectual Property, without its signature, and naming it as a debtor and the Lender as secured party.

4. Amendments to Loan Agreement. The Loan Agreement is hereby amended as follows:

(a)	The definition of “EBITDA” as contained in Section 1.1 of the Loan Agreement (Definitions) is hereby deleted in its entirety and the following substituted in its stead:

““EBITDA”: determined on a consolidated basis for RLT’s and Subsidiaries’ net income or loss for any period calculated before interest expense and other financing charges, provision for or benefit from income taxes, depreciation, and amortization expense, stock-based compensation expense, gains or losses arising from sales of capital assets, losses on impairment of long-lived assets and goodwill, unrealized gains and losses resulting from changes in fair values of derivatives and financial instruments (including changes in fair value of contingent consideration related to business combinations), directly related charges related to the consummation of business combinations (and, if such charges are paid in cash, solely to the extent approved by the Lender; provided however, that such charges paid in cash with respect to the Energy Source Acquisition shall be deemed to be $1,500,000 for the period commencing as of the Fifth Amendment Effective Date and ending 12 months thereafter), severance and restructuring charges (and, if such charges are paid in cash, solely to the extent approved by the Lender), extraordinary gains and losses (including losses and gains from extinguishment of debt), and non-recurring expenses and income which do not represent cash items in such period (in each case to the extent included in determining net income).”

(b)	The definition of “Guarantors” as contained in Section 1.1 of the Loan Agreement (Definitions) is hereby deleted in its entirety and the following substituted in its stead:

““Guarantors”: Seesmart, Envirolight, Sentinel, Value Lighting Houston, Break One, and RLT-ES, and each Borrower as to each other Borrower, and each other Person that guarantees payment or performance of Obligations. Pledgor is also a non-recourse Guarantor to the extent set forth in Pledgor’s Guaranty dated as of the Third Amendment Effective Date.”

(c)	The definition of “Material Contract” as contained in Section 1.1 of the Loan Agreement (Definitions) is hereby deleted in its entirety and the following substituted in its stead:

““Material Contract”: any agreement or arrangement to which an Obligor is party (other than the Loan Documents) (a) that is deemed to be a material contract under any securities law applicable to such Person, including the Securities Act of 1933; (b) for which breach, termination, nonperformance or failure to renew would reasonably be expected to have a Material Adverse Effect; (c) that relates to Subordinated Debt, or to Permitted Debt in an aggregate amount of $250,000 or more, (d) the Tri-State Agreement, (e) the Value Lighting Merger Agreement, (f) the All Around Merger Agreement, and (g) the Energy Source Material Transaction Documents.”

(d)	The definition of “Subordinated Debt” as contained in Section 1.1 of the Loan Agreement (Definitions) is hereby deleted in its entirety and the following substituted in its stead:

““Subordinated Debt: all of the indebtedness owed by any Obligor to any Person the repayment of which is subordinated to the repayment of the Obligations pursuant to the terms of a debt subordination agreement approved by Lender in its reasonable discretion. For sake of clarity, the DPI/Epiphany Debt, the Aston Debt and the Energy Source Debt constitute Subordinated Debt.”

(e)	The provisions of Section 1.1 of the Loan Agreement (Definitions) are hereby amended by inserting the following new definitions in their applicable alphabetical orders:

““Energy Source Acquisition”: as defined in the Fifth Amendment.”

““Energy Source Debt: means the Debt of RLT-ES to Lemoi and Sliney, as evidenced by the Energy Source Note, together with interest, costs and expenses set forth in the Energy Source Note.”

““Energy Source Earnout Payments”: means the “Earnout Consideration” as that term is defined in Section 1.7 of the Energy Source MIPA in effect on the Fifth Amendment Effective Date required to be paid to the Sellers (as that term is defined in the Energy Source MIPA) pursuant to the terms and conditions of the Energy Source MIPA.”

““Energy Source Material Transaction Documents”: as defined in the Fifth Amendment.”

““Energy Source MIPA”: as defined in the Fifth Amendment.”

““Energy Source Note”: as defined in the Fifth Amendment.”

““Energy Source Parent Shares Consideration” means “Parent Shares Consideration” as that term is defined in Section 1.2(b) of the Energy Source MIPA in effect on the Fifth Amendment Effective Date.”

““Energy Source Profit Payments”: means the “Profit Consideration” as that term is defined in Section 1.8 of the Energy Source MIPA in effect on the Fifth Amendment Effective Date required to be paid to the Sellers (as that term is defined in the Energy Source MIPA) pursuant to the terms and conditions of the Energy Source MIPA.”

““Energy Source Purchase Price” means “Purchase Price” as that term is defined in Section 1.2(a) of the Energy Source MIPA in effect on the Fifth Amendment Effective Date, which Purchase Price consists of $10,000,000 in cash, subject to the adjustments, if any, as set forth in the Energy Source MIPA in effect on the Fifth Amendment Effective Date.”

““Energy Source Payment Conditions”: means the following conditions with respect to any payment in cash of (i) adjustments, if any, to the cash portion of the Energy Source Purchase Price required to be paid after the Fifth Amendment Effective Date to the Sellers (as that term is defined in the Energy Source MIPA) pursuant to the terms and conditions of the Energy Source MIPA, (ii) any Energy Source Earnout Payments, (iii) any cash consideration paid in lieu of Energy Source Parent Shares Consideration, and (iv) any Energy Source Profit Payments:

(a) before and after giving effect to such payment, no Event of Default shall have occurred and be continuing;

(b) before and after giving effect to such payment, Availability shall be no less than $5,000,000; and

(c) after giving effect to such payment, the proforma Fixed Charge Coverage shall be at least 1.25 to 1.0.”

““Fifth Amendment” means that certain Consent, Joinder and Fifth Amendment to Loan and Security Agreement and Third Amendment to Pledge Agreement, dated as of August 5, 2015, by and among the Obligors and the Lender.”

““Fifth Amendment Effective Date”: means August 5, 2015.”

““Lemoi”: as defined in the Fifth Amendment.”

““Lemoi Employment Agreement”: as defined in the Fifth Amendment.”

““Post-Fifth Amendment Obligations”: as defined in the Fifth Amendment.”

““Senior Debt” shall mean, as of the date of determination thereof, the aggregate principal and interest amount of the Obligations outstanding to the Lender.

““Senior Leverage Ratio” means the ratio of (a) Senior Debt, to (b) EBITDA for RLT and its Subsidiaries, calculated on a trailing twelve (12) month basis.”

““Sliney”: as defined in the Fifth Amendment.”

““Sliney Employment Agreement”: as defined in the Fifth Amendment.”

(f)	Section 8.1.30 of the Loan Agreement is hereby deleted in its entirety and the following substituted in its stead:

“8.1.30. Subordinated Debt. Borrowers have delivered to Lender complete and correct copies of the DPI/Epiphany Settlement Agreement, the Aston Note, and the Energy Source Note, including all schedules and exhibits thereto. No Obligor is in default in the performance or compliance with any material provisions thereof.”

(g)	Section 9.2.7 of the Loan Agreement is hereby amended by adding the following new subsections to the end thereof:

“(m) any adjustments to the Energy Source Purchase Price required to be paid in cash after the Fifth Amendment Effective Date pursuant to the terms and conditions of the energy Source MIPA, unless the Borrower Agent has certified to Lender within five (5) Business Days prior to the making of such payment, that the Energy Source Payment Conditions have been and will, immediately after said payment, be satisfied;

(n) Energy Source Earnout Payments in cash, unless the Borrower Agent has certified to Lender within five (5) Business Days prior to the making of such payment, that the Energy Source Payment Conditions have been and will, immediately after said payment, continue to be satisfied;

(o) cash consideration in lieu of Energy Source Parent Shares Consideration, unless the Borrower Agent has certified to Lender within five (5) Business Days prior to the making of such payment, that the Energy Source Payment Conditions have been and will, immediately after said cash payment, continue to be satisfied;

(p) Energy Source Profit Payments in cash, unless the Borrower Agent has certified to Lender within five (5) Business Days prior to the making of such payment, that the Energy Source Payment Conditions have been and will, immediately after said cash payment, continue to be satisfied;

(q) the Energy Source Debt;

(r) compensation to Lemoi under the Lemoi Employment Agreement other than regular payments of salary and expense reimbursements; and

(s) compensation to Sliney under the Sliney Employment Agreement other than regular payments of salary and expense reimbursements.”

(h)	Section 9.2.16 of the Loan Agreement is hereby deleted in its entirety and the following substituted in its stead:

“9.2.16. Affiliate Transactions. Enter into or be party to any transaction with an Affiliate, except (a) transactions expressly permitted by the Loan Documents; (b) payment of reasonable compensation to officers and employees for services actually rendered, and payment of customary directors’ fees and indemnities; (c) the Management Services Agreement; (d) the Lemoi Employment Agreement; (e) the Sliney Employment Agreement; and (f) transactions with Affiliates in the Ordinary Course of Business (including those consummated prior to the Closing Date and shown on Schedule 9.2.17) so long as such transactions are upon fair and reasonable terms fully disclosed to Lender and no less favorable than would be obtained in a comparable arm’s-length transaction with a non-Affiliate.”

(i)	The provisions of Section 9.3 of the Loan Agreement are hereby amended by adding the following new subsection to the end thereof:

“9.3.2 Senior Leverage Ratio. Maintain a Senior Leverage Ratio, tested as of the last day of each of the following Fiscal Quarters, as follows:

(a)	for the Fiscal Quarter ending September 30, 2015, a maximum of 4.5:1.0;

(b)	for the Fiscal Quarter ending December 31, 2015, a maximum of 4.0:1.0; and

(c)	thereafter, as of the end of each subsequent Fiscal Quarter, a maximum of 3.5:1.0.”

(j)	Schedule 8.1.4 to the Loan Agreement is hereby deleted in its entirety, and the amended and restated Schedule 8.1.4 to the Loan Agreement attached hereto as Exhibit “B” is hereby substituted in its stead.

5. Amendments to Pledge Agreement. The Pledge Agreement is hereby amended as follows:

(a)	Schedule III to the Pledge Agreement is hereby deleted in its entirety, and the amended and restated Schedule III to the Pledge Agreement attached hereto as Exhibit “C” is hereby substituted in its stead.

6. Post-Fifth Amendment Obligations. The Obligors hereby agree to deliver the following duly completed and executed items to the Lender by no later than forty-five (45) days after the Fifth Amendment Effective Date (collectively the “Post-Fifth Amendment Obligations”), all in the form and substance reasonably satisfactory to the Lender, and the Obligors further agree that any failure by the Obligors to duly and timely comply with the Post-Fifth Amendment Obligations shall constitute an Event of Default under the Loan Agreement; provided that the Obligors expressly acknowledge and agree that no Accounts or Inventory of Energy Source and/or RLT-ES can be deemed to be Eligible Accounts or Eligible Inventory (even if so otherwise qualified as Eligible Accounts or Eligible Inventory as determined by the Lender in accordance with the terms and conditions of the Loan Agreement) until each of the Post-Fifth Amendment Obligations are satisfied:

(a)	Perfection Certificates for Energy Source and RLT-ES.

(b)	Any UCC-3 Terminations for Energy Source and RLT-ES as determined by the Lender to ensure that the Lender has a first priority Lien in the Collateral of Energy Source and RLT-ES, respectively.

(c)	Control Agreements for the Deposit Accounts and/or Securities Accounts of Energy Source and RLT-ES if determined by the Lender to be necessary.

(d)	Lien Waivers with respect to the locations utilized by Energy Source and RLT-ES. If, notwithstanding the Obligors’ commercially reasonable efforts, the Obligors are unable to timely obtain the foregoing Lien Waivers, such failure shall not constitute a Default or Event of Default, and the Lender reserves the right to institute a Rent and Charges Reserve for such location.

(e)	The Obligors’ reasonable assistance in facilitating the completion of an appraisal and field examination by the Lender with respect to the accounts receivable of Energy Source, the results of which shall be reasonably satisfactory to the Lender; provided that, to the extent said accounts receivable are determined to be unsatisfactory in the Lender’s sole reasonable discretion, such determination shall not constitute an Event of Default; provided, however, that any such unsatisfactory accounts shall be excluded from the definition of Eligible Accounts.

(f)	Execution and delivery by Energy Source and RLT-ES of Intellectual Property Security Agreements to the extent reasonably determined by the Lender to be necessary after the Lender conducts intellectual property searches of said Obligors.

(g)	Evidence of the closing of the Deposit Accounts of All Around maintained at (1) Prosperity and (2) First National Bank of Eagle Lake.

(h)	Copies of policies or certificates of insurance for the insurance policies carried by Energy Source and RLT-ES, all in compliance with the Loan Documents, including endorsements or amendments to such policies (i) showing Lender as a lender’s loss payee or an additional insured; (ii) requiring ten (10) days prior written notice to Lender in the event of cancellation of the policy for any reason of nonpayment of premium and thirty (30) prior written notice to Lender in the event of cancellation of the policy for any other reason; and (iii) specifying that the interest of Lender shall not be impaired or invalidated by any act or neglect of such Obligor or the owner of the Property, nor by the occupation of the premises for purposes more hazardous than are permitted by the policy.

7. Ratification of Loan Documents. Except as specifically amended by this Amendment, all of the terms and conditions of the Loan Agreement and of each of the other Loan Documents shall remain in full force and effect. The Obligors hereby ratify, confirm, and reaffirm all of the representations, warranties and covenants contained therein. Further, the Obligors warrant and represent that no Event of Default exists, and nothing contained herein shall be deemed to constitute a waiver by the Lender of any Event of Default which may nonetheless exist as of the date hereof.

8. Breach. Without limiting the provisions of the Loan Documents, a breach of any agreement, covenant, warranty, representation or certification of the Obligors under this Amendment and/or the failure of the Obligors to perform its obligations under this Amendment shall constitute an Event of Default under the Loan Agreement.

9. Waiver. Each Obligor acknowledges, confirms and agrees that it has no claims, counterclaims, offsets, defenses or causes of action against the Lender with respect to amounts outstanding under the Loan Agreement or otherwise. To the extent such claims, counterclaims, offsets, defenses and/or causes of actions should exist, whether known or unknown, at law or in equity, each Obligor hereby WAIVES same and RELEASES the Lender from any and all liability in connection therewith.

10. Conditions Precedent to Effectiveness. This Amendment shall not be effective until each of the following conditions precedent has been fulfilled to the sole satisfaction of the Lender:

(a)	This Amendment shall have been duly executed and delivered by the respective parties hereto, and shall be in full force and effect and shall be in form and substance satisfactory to the Lender.

(b)	All action on the part of the Obligors necessary for the valid execution, delivery and performance by the Obligors of this Amendment and all other documentation, instruments, and agreements to be executed in connection herewith shall have been duly and effectively taken and evidence thereof satisfactory to the Lender shall have been provided to the Lender.

(c)	The Lender shall have received from the Obligors an amendment fee in the amount of Twenty-Five Thousand Dollars ($25,000.00) (the “Amendment Fee”). The Amendment Fee shall be fully and irrevocably earned by the Lender upon execution of this Amendment, and is non-refundable to the Obligors.

(d)	The Lender shall have received true and correct, fully executed copies of the Energy Source Material Transaction Documents.

(e)	The Lender shall have received true and correct, fully-executed (as applicable) copies of those items set forth on the Lender’s closing checklist which has been provided to the Obligors.

(f)	The Lender shall have received the original membership/stock certificates of Energy Source and RLT-ES, respectively, which original membership/stock certificates shall be accompanied by stock powers duly executed in blank or other instruments of transfer reasonably satisfactory to the Lender.

(g)	The Obligors shall have executed and delivered to the Lender such additional documents, instruments, and agreements as the Lender may reasonably request.

(h)	The Lender shall have completed and received satisfactory results of all Patriot Act inquiries with respect to Energy Source and RLT-ES.

(i)	All conditions precedent to the consummation of the Energy Source Acquisition as required by the Energy Source Material Transaction Documents shall have been satisfied or waived by the applicable parties, and the Energy Source Acquisition shall have been consummated in accordance with the provisions of the Energy Source Material Transaction Documents.

(j)	The Obligors shall have paid the cash portion of the Energy Source Purchase Price with funds derived solely from the proceeds derived from the issuance of Equity Interests of RLT pursuant to the terms and conditions of that certain Investment Agreement, dated as of even date herewith, by any among RLT, Great American Insurance Company, Great American Life Insurance Company and BFLT, LLC, a fully-executed true and complete version of which has been delivered to the Lender.

(k)

After giving effect to the consummation of the Energy Source Acquisition and this Fifth Amendment, no Default or Event of Default shall exist except with respect to the failure of the Obligors to obtain the consent of the Lender with respect to (i) the creation of Revolution Lighting – E-Lighting, Inc., a Delaware corporation “RLT-E-Lighting”) as a wholly owned subsidiary of RLT, (ii) the purchase by RLT of certain assets of DPI Management, Inc. d/b/a E Lighting, a Texas corporation (“E-Lighting”), pursuant to a certain Asset Purchase Agreement dated as of February 5, 2015 by and among RLT, E-Lighting and others, and (iii) the contribution of certain assets so acquired to RLT-E-Lighting (i) through and including (iii) the “RLT-E-Lighting Transaction.” The Lender hereby waives any Event of Default attributable solely to the RLT-E-Lighting Transaction; provided however, that any such Event of Default shall constitute an Event of Default unless, within 30 days of the date hereof, the Obligors and RLT-E-Lighting execute and deliver such joinder agreement and related documents, instruments and agreements substantially similar to prior forms as reasonably requested by the Lender in order to join RLT-E-Lighting as a Borrower, to cause the stock of RLT-E-Lighting to be pledged to the Lender as Collateral and to cause RLT-E-Lighting to pledge its assets to the Lender as Collateral.

11. Miscellaneous.

(a)	In accordance with the terms and conditions of Loan Agreement, the Obligors shall pay to Lender all costs and expenses of the Lender, including, without limitation, reasonable attorneys’ fees, in connection with the preparation, negotiation, execution and delivery of this Amendment.

(b)	This Amendment may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument. Delivery of an executed signature page of this Amendment (or any notice or agreement delivered pursuant to the terms hereof) by facsimile transmission or electronic transmission shall be as effective as delivery of a manually executed counterpart hereof; provided that the Obligors shall deliver originals of all applicable documents referenced in this Amendment, including, but not limited to, the original stock certificate and duly-executed stock power of RLT-ES by no later than three (3) Business Days after the Fifth Amendment Effective Date.

(c)	This Amendment expresses the entire understanding of the parties with respect to the transactions contemplated hereby. No prior negotiations or discussions shall limit, modify, or otherwise affect the provisions hereof.

(d)	Any determination that any provision of this Amendment or any application hereof is invalid, illegal or unenforceable in any respect and in any instance shall not affect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality or enforceability of any other provisions of this Amendment.

(e)	THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS AMENDMENT AND ANY DISPUTE ARISING OUT OF THE RELATIONSHIP BETWEEN THE PARTIES HERETO, WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE, SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW).

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IN WITNESS WHEREOF, the parties have executed this Amendment as a sealed instrument by their respective duly authorized officers.

LENDER:

BANK OF AMERICA, N.A.

By:	/s/ Cynthia G. Stannard
Name:	Cynthia G. Stannard
Title:	Sr. Vice President

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BORROWERS:

REVOLUTION LIGHTING TECHNOLOGIES, INC.

By:	/s/ James A. DePalma
Name:	James A. DePalma
Title:	Chief Financial Officer

LUMIFICIENT CORPORATION

By:	/s/ James A. DePalma
Name:	James A. DePalma
Title:	President

LIGHTING INTEGRATION TECHNOLOGIES, LLC

By:	/s/ James A. DePalma
Name:	James A. DePalma
Title:	President

SEESMART TECHNOLOGIES, LLC

By:	/s/ James A. DePalma
Name:	James A. DePalma
Title:	President

RELUME TECHNOLOGIES, INC.

By:	/s/ James A. DePalma
Name:	James A. DePalma
Title:	President

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TRI-STATE LED DE, LLC

By:	/s/ James A. DePalma
Name:	James A. DePalma
Title:	President

VALUE LIGHTING, LLC

By:	/s/ James A. DePalma
Name:	James A. DePalma
Title:	President

ALL AROUND LIGHTING, L.L.C.

By:	/s/ James A. DePalma
Name:	James A. DePalma
Title:	President

ENERGY SOURCE, LLC

By:	/s/ James A. DePalma
Name:	James A. DePalma
Title:	Secretary and Treasurer

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GUARANTORS:

SEESMART, INC.

By:	/s/ James A. DePalma
Name:	James A. DePalma
Title:	President

SENTINEL SYSTEM, LLC

By:	/s/ James A. DePalma
Name:	James A. DePalma
Title:	President

VALUE LIGHTING OF HOUSTON, LLC

By:	/s/ James A. DePalma
Name:	James A. DePalma
Title:	President of Sole Member

ENVIROLIGHT LED, LLC

By:	/s/ James A. DePalma
Name:	James A. DePalma
Title:	President of Sole Member

BREAK ONE NINE, INC.

By:	/s/ James A. DePalma
Name:	James A. DePalma
Title:	President

REVOLUTION LIGHTING TECHNOLOGIES – ENERGY SOURCE, INC.

By:	/s/ James A. DePalma
Name:	James A. DePalma
Title:	Secretary and Treasurer